EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-47014 and Form S-3 No. 333-901130) of CoreComm Limited (the "Company") and in the related Prospectus of our report dated March 29, 2002 with respect to the consolidated financial statements and schedules of the Company included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP

New York, New York
June 26, 2002